Exhibit 10.3

RIGNET, INC.

OMNIBUS AMENDMENT TO INCENTIVE PLAN AWARD AGREEMENTS

This Omnibus AMENDMENT (“Amendment”), dated as of May 2, 2018, amends the terms and conditions of those certain incentive plan award agreements governing the terms of incentive awards granted under the RigNet, Inc. 2010 Omnibus Incentive Plan, as amended (the “Plan”), by and between RigNet, Inc., a Delaware corporation (the “Company”), and [Name of Employee] (“Participant”), an employee of the Company. Terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Plan and in the specified award agreement.

RECITALS

WHEREAS, the Committee is empowered pursuant to Section 4.10 of the Plan to amend, without Participant consent, the terms of any award previously granted under the Plan if such amendment does not adversely affect in any material manner the Participant’s rights under the existing terms of the award and does not otherwise violate any provision of the Plan.

WHEREAS, the Committee has approved an amendment to the outstanding stock option and restricted stock unit award agreements for plan years 2016 through 2018, as described below, to include double-trigger acceleration of vesting upon a Corporate Change.

WHEREAS, the Committee has determined that this Amendment will not adversely affect in any material manner any Participant’s rights under the existing terms of any award and will not violate any provision of the Plan.

AMENDMENT

A.	Agreements Amended

1.	The following award agreements are hereby amended as set forth in Sections B and C of this Amendment:

(a)	March 10, 2016 Restricted Stock Award Agreement between RigNet, Inc. and Employee; May 18, 2016 Restricted Stock Award Agreement (Director); November 7, 2016 Restricted Stock Award Agreement between RigNet, Inc. and Employee; March 15, 2017 Restricted Stock Award Agreement between RigNet, Inc. and Employee; May 3, 2017 Restricted Stock Unit Award Agreement (Director); October 30, 2017 Restricted Stock Award Agreement between RigNet, Inc. and Employee; December 12, 2017 Restricted Stock Award Agreement between RigNet, Inc. and Employee; January 17, 2018 Restricted Stock Award Agreement (Director); March 7, 2018 Restricted Stock Award Agreement between RigNet, Inc. and Employee (collectively the “Restricted Stock Unit Award Agreements for Plan Years 2016 through 2018”)

(b)	November 7, 2016 Incentive Stock Option Award Agreement between RigNet, Inc. and Employee; March 7, 2018 Incentive Stock Option Award Agreement between RigNet, Inc. and Employee (collectively the “Incentive Stock Option Award Agreements for Plan Years 2016 through 2018”)

B.	Amendment to Restricted Stock Unit Award Agreements for Plan Years 2016 through 2018

1.	Each of the outstanding Restricted Stock Unit Award Agreements for Plan Years 2016 through 2018, respectively, is hereby amended by inserting Paragraph 4(d) as follows:

Notwithstanding the foregoing provisions of this Section 4, if a Corporate Change (as defined by the Plan) occurs and the Employee’s employment is terminated by the Company or an Affiliate without Cause or by the Employee for Good Reason, and the Employee’s date of termination occurs (or in the case of the Employee’s termination of employment for Good Reason, the event giving rise to Good Reason occurs) within twelve (12) months following the Corporate Change, all unvested RSUs shall automatically become 100% vested on the Grantee’s date of termination.

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C.	Amendment to Incentive Stock Option Award Agreements for Plan Years 2016 through 2018

1.	Each of the outstanding Incentive Stock Option Award Agreements for Plan Years 2016 through 2018, respectively, is hereby amended by inserting Paragraph 6(d) as follows:

Notwithstanding the foregoing provisions of this Section 6, if a Corporate Change (as defined by the Plan) occurs and the Optionee’s employment is terminated by the Company or an Affiliate without Cause or by the Optionee for Good Reason, and the Optionee’s date of termination occurs (or in the case of the Optionee’s termination of employment for Good Reason, the event giving rise to Good Reason occurs) within twelve (12) months following the Corporate Change, all unvested Options shall automatically become 100% vested on the Optionee’s date of termination and Optionee shall have ninety (90) days from the date of Optionee’s termination of employment to exercise those options whose vesting was caused by such Corporate Change as described above.

C.	Miscellaneous.

1. Continuing Effect. Except as specifically provided herein, the award agreements amended by this Amendment shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

2. No Waiver. This Amendment is limited as specified and the execution, delivery and effectiveness of this Amendment shall not operate as a modification, acceptance or waiver of any provision of any of the award agreements except as specifically set forth herein.

3. Binding Effect. This Amendment shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by its officer thereunto duly authorized as of the date referred to above.

RigNet, Inc.

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